SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 19, 2003

VIA NET.WORKS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

H. Walaardt Sacrestraat 401-403
1117 BM Schiphol-Oost
The Netherlands
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +-31 203 483800

St. Giles House, 25 Kings Road, Reading RG1 3AR, United Kingdom

(Former address of principal executive offices)

Item 5.	Other Events

On June 19, 2003 VIA NET.WORKS, Inc. issued a press release announcing that it had received a Nasdaq Staff Determination.  A copy of the press release is attached as Exhibit 99.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Description.

(c) Exhibit.

99	Press Release, dated June 19, 2003, announcing receipt of a Nasdaq Staff Determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2003	VIA NET.WORKS, Inc.

	By:	/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

99	Press Release, dated June 19, 2003, announcing receipt of a Nasdaq Staff Determination.